Exhibit 10.3

SECURITY AGREEMENT

This SECURITY AGREEMENT ("Security Agreement") as of the 15th day of January 2008 (the "Effective Date"), by and between Global Payment Technologies, Inc., a Delaware corporation (the "Borrower"), andGlobal Payment Technologies Australia Pty. Ltd., an Australian company (the "Lender").

WHEREAS, on the Effective Date, the Borrower executed a Note in favor of Lender to evidence a loan made to the Borrower in the amount of $440,000 (the “Loan” or the “Note”)

WHEREAS, in order to induce Lender to make the Loan to the Borrower, the Borrower has agreed to grant to Lender a security interest in all of its assets to secure the amounts currently owing, and any additional amounts which may be owing, by the Borrower pursuant to the Securities Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.          Defined Terms. The following terms shall have the following meanings, unless the context otherwise requires:

"Code" shall mean the Uniform Commercial Code as in effect in the State of California on the Effective Date.

"Collateral " shall have the meaning given such term in Section 2.

"Event of Default" shall have the meaning given such term in the Note.

"Obligations" shall mean the unpaid Loan and Interest (as such term is defined in the Note) pursuant to the Securities Purchase Agreement between the Lender and the Borrower (“Purchase Agreement”) and the Note, including costs of collection.

2.          Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due of all the Obligations, Borrower hereby grants to the Lender a security interest in all of Borrower's right, title and interest in, to and under the following, whether now existing or hereafter acquired (all of which being hereinafter collectively called the "Collateral"):

ACCOUNTS

All present and future accounts owned by Borrower, including and together with any and all contract rights, accounts receivable, security deposits (where not otherwise prohibited by law or agreement), and other rights of any kind to receive payments for services rendered and goods supplied by Borrower, together with agreements, customer lists, client lists, and accounts, invoices, agings, verification reports and other records relating in any way to such accounts.

CONTRACTS

All contracts, contract rights, royalties, license rights, leases, instruments, undertakings, documents or other agreements (each, a “Contract”) in or under which Borrower may now or hereafter have any right, title or interest whether now existing or hereinafter created and all forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower.

EQUIPMENT, FURNISHINGS AND MISCELLANEOUS PERSONAL PROPERTY

All presently owned and hereafter acquired furniture, furnishings, equipment, machinery, vehicles (including motor vehicles and trailers) computer hardware and software, accounting or bookkeeping systems, client or customer lists and information, data sheets and other records of any kind, wherever located, stored or inventoried, which are used or which may be used in Borrower’s business;

FIXTURES

All materials used by Borrower in connection with its business operations, including, but not limited to, supplies, trade equipment, appliances, apparatus and any other items, now owned or hereafter acquired by Borrower, and now or hereafter attached to, or installed in (temporarily or permanently) any real property now or in the future owned or leased by Borrower;

GENERAL INTANGIBLES

All general intangibles and other personal property of Borrower, now owned or hereinafter acquired, including, without limitation, the following: (a) permits, authorizations and approvals presently and hereafter issued by any federal, state, municipal or local governmental or regulatory authority in favor of Borrower; (b) all plans, specifications, renderings and other similar materials presently owned or hereafter acquired by Borrower; (c) all presently existing and hereafter created contracts, leases, licenses and agreements to which Borrower is a party; (d) all presently and hereafter existing policies and agreements of insurance in favor of Borrower; (e) all presently and hereafter existing equity contribution agreements and other equity financing arrangements in favor of Borrower; (f) all copyrights, chattel paper, electronic chattel paper, licenses, money, insurance proceeds, contract rights, subscription lists, mailing lists, licensing agreements, patents, trademarks, service marks, trade styles, patents, patent applications, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kinds, trade names, refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Borrower with any governmental agencies, boards, corporations, providers of utility services, public or private; (g) all presently existing and hereafter acquired computer programs, computer software and other electronic systems and materials of any kind of Borrower; (h) goodwill; and (i) all other presently existing and hereafter acquired documents, accounts, general intangibles and intangible personal property of any kind;

DOCUMENTS

All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments, chattel paper, and electronic chattel paper (each, a “Document”) now owned or hereafter acquired and Borrower’s books relating to the foregoing;

COPYRIGHTS

All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing;

PROCEEDS

All of Borrower’s books and records relating to the foregoing and any and all present and future accounts, general intangibles, chattel paper, electronic chattel paper, products, accessions, replacements, betterments and substitutions for any of the foregoing described property, and all proceeds arising from or by virtue of, or from the sale or disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against any other persons, corporations or other entities with respect to, all or any part of the foregoing described property and interests.

3.          Rights of Lender; Limitations on Lender’s Obligations. It is expressly agreed by Borrower that, anything herein to the contrary notwithstanding, Borrower shall remain liable under each Contract and Document to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract or Document. Lender shall not have any obligation or liability under any Contract or Document by reason of or arising out of this Security Agreement or the granting to such Lender of a security interest therein or the receipt by Lender of any payment relating to any Contract or Document pursuant hereto, nor shall Lender be required or obligated in any manner to perform or fulfill any of the obligations of Borrower under or pursuant to any Contract or Document, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or Document, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times. In the event that any asset of Borrower which, by the terms of any agreement in existence on the date hereof, does not permit the granting of a security interest, Borrower hereby grants to Lender a security interest in all proceeds received by Borrower generated by such assets. The Uniform Commercial Code financing statement to be filed by Lender in connection with this Security Agreement shall contain a provision to the effect of the immediately foregoing sentence.

4.          Representations and Warranties. Borrower hereby represents and warrants that the chief executive office and chief place of business of Borrower is 170 Wilbur Place, Bohemia, New York 11716, and Borrower will not change such chief executive office and chief place of business or remove such records unless Borrower shall have given the Lender at least 10 days' prior written notice thereof.

5.          Covenants. Borrower covenants and agrees with the Lender that from and after the date of this Security Agreement and until the Obligations are fully satisfied:

(a)       Further Documentation. At any time and from time to time, upon the reasonable written request of the Lender, and at the sole expense of Borrower, Borrower will promptly and duly execute and deliver any and all such further documents and take such further action as Lender may reasonably deem desirable in obtaining the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests granted hereby.

(b)       Continuous Perfection. Borrower will not change its name, identity or corporate structure in any manner unless Borrower shall have given the Lender at least 10 days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Lender to amend any financing statement or continuation statement filed with respect to the Collateral so that it is not misleading.

6.	Remedies, Rights Upon Default.

(a) In addition to any other rights given to the Lender hereunder, if an Event of Default shall occur and be continuing and the Lender shall have declared the amounts owing under the Note to be due and payable (or such amounts shall have automatically, become due and payable), all payments received by Borrower under or in connection with any of the Collateral shall be held by Borrower in trust for the Lender, shall be segregated from other funds of Borrower and shall, if requested by the Lender forthwith upon receipt by Borrower be turned over to the Lender, in the same form as received by Borrower (duly endorsed by Borrower to the Lender, if required).

(b)       If any Event of Default shall occur and be continuing the Lender may exercise in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, Borrower expressly agrees that in any such event, the Lender, without demand of performance or other demand, (except the notice specified below of time and place of public or private sale) to or upon Borrower or any other person may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange broker's board or at any of the Lender’ offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Borrower hereby releases. Borrower further agrees, at the Lender’ request, to assemble the Collateral, make it available to the Lender at places which the Lender shall reasonably select, whether at Borrower's premises or elsewhere. The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safe keeping or otherwise of any or all of the Collateral or in any way relating to the rights of the Lender hereunder, including reasonable attorneys' fees and legal expenses, to the payment in whole or in part of the Obligations, Borrower remaining liable for any deficiency remaining unpaid after the application, and only after so paying over such net proceeds and after the payment by the Lender of any other amount required by any provision of law. To the extent permitted by applicable law, Borrower waives all claims, damages, and demands against the Lender arising out of the repossession, retention or sale of the Collateral. Borrower agrees that the Lender need not give more than 10 days notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Borrower shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled.

(c)       Borrower hereby waives presentment, demand, protest or any notice (to the extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

7.          Application of Proceeds. The Proceeds of all sales and collections in respect of any Collateral shall be applied as follows:

(a)      First, to the reasonable payment of the costs and expenses of such sales and collections, the expenses of Lender and the reasonable fees and expenses of its counsel;

(b)      Second, any surplus then remaining to the payment of the Obligations in such order and manner as the Lender may in its sole discretion determine; and

(c)	Third, any surplus then remaining shall be paid to Borrower.

8.          Limitation on Lender’ Duty in Respect of Collateral. Beyond the use of reasonable care in the custody thereof, the Lender shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

9.          Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Security Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) upon receipt of confirmation of delivery after deposit with a reputable overnight courier service, in each case properly addressed to the party to receive the same. All communications shall be sent to Borrower at the address provided in the Securities Purchase Agreement executed in connection herewith, with a copy to Edward Mandell, Esq., Troutman Sanders LLP, 405 Lexington Avenue, New York, New York 10174, facsimile number (212) 704-6288, and to the Lender at the address provided in the Securities

Purchase Agreement for Lender, with a copy to David Crompton, Church & Grace, Level 3, 65 Martin Place, Sydney NSW 2000, GPO Box 4327 Sydney NSW 2001, facsimile number +61 2 9221 6771 and Michael D. Donahue, Esq., Richardson & Patel LLP, 10900 Wilshire Blvd., Suite 500, Los Angeles, CA. 90024, facsimile number (310) 208-1154, or at such other address as Borrower or the Lender may designate by ten (10) days advance written notice to the other parties hereto.

Either party hereto may change the above specified recipient or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient's location) or on the day shown on the return receipt (if delivered by mail or delivery service).

10.        Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.        No Waiver; Cumulative Remedies. The Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Lender, and then only to the extent therein set forth. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise or any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Borrower and the Lender.

12.        Successors and Assigns. This Security Agreement and all obligations of the Borrower hereunder shall be binding upon the successors and assigns of the Borrower, and shall, together with the rights and remedies of the Lender hereunder, inure to the benefit of the Lender and its successors and assigns; provided that the Borrower may not assign any of its rights or obligations hereunder without the prior written consent of the Lender.

13.        GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. THE BORROWER AND THE LENDER HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF NEW SOUTH WALES, AUSTRALIA AND COURTS HAVING JURISDICTION TO HEAR APPEALS FROM SUCH FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE BORROWER OR THE LENDER HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY

OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE BORROWER OR THE LENDER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

14.        Counterparts. This Security Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement. Facsimile or other electronic transmission of a signature shall be deemed to be the same, and equally enforceable, as an original of such signature.

15.        Termination. At such time as the Obligations have been fully paid in cash or converted into shares of Borrower common stock, the security interest created hereby shall automatically terminate, the Lender shall take all such actions as may be requested by the Borrower to evidence such termination and to release the liens created hereby, at the Borrower's expense.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the Effective Date.

“BORROWER”

GLOBAL PAYMENT
TECHNOLOGIES, INC., a Delaware
corporation

/s/ William McMahon________________
William McMahon
Chief Executive Officer

“LENDER”

GLOBAL PAYMENT TECHNOLOGIES, AUSTRALIA PTY. LTD, an Australian company

By: /s/ Andre Soussa________________
Managing Director and CEO

Amount of Term Loan: $440,000